UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56015	82-4533053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Depot Court, SE, Suite 215

Leesburg, VA 20175

 (Address of Principal Executive Offices)

(703) 436-2161

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (par value $0.0001 per share)	QUBT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The relevant information in Item 5.02 on this Current Report on Form 8-K, regarding the McGann Stock Options is incorporated herein by reference. The shares of common stock underlying the McGann Stock Options were not registered under the Securities Act of 1933, as amended (the “Securities Act”) but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

Effective December 30, 2021, Mr. Christopher Roberts resigned from his position as a member of the Board of Directors (the “Board”) of Quantum Computing Inc. (the “Company”). Mr. Roberts did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Roberts continues to serve the Company in his capacity as Chief Financial Officer.

Effective December 30, 2021, Dr. William McGann resigned from his position as a member of the Board. Mr. McGann did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Concurrent with this resignation from the Board, Dr. McGann was appointed as the Company’s Chief Operating Officer and Chief Technology Officer as further described below.

Director Appointment

On December 30, 2021, the Board appointed Mr. Michael Turmelle as a member of the Board, effective immediately. Mr. Turmelle has been determined by the Board to be an independent director consistent with Rule 5605(a)(2) of the NASDAQ listing standards. Mr. Turmelle will serve as a member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, of the Board, filling in the vacancies created by the resignation of Dr. McGann.

Michael Turmelle, 62, Director

Mr. Turmelle has served on the board of directors of Ideal Power Inc. since December 2017. Since January 2018, Mr. Turmelle has served as the Managing Director of Hayward Tyler, which he joined in February 2015. Hayward Tyler designs, manufactures and services performance-critical electric motors and pumps to meet the most demanding of applications for the global energy industry, as both an original equipment manufacturer supplier and trusted partner. Previously, Mr. Turmelle ran his own consulting company working with start-ups and turn-arounds in the areas of renewable energy, medical and other advanced technologies. Mr. Turmelle has served on numerous Board of Directors including the Board of Directors of Implant Sciences Corp., an explosive and narcotic trace detection company, where he served as Chairman of the Board from 2015 to 2017. Mr. Turmelle was Chief Financial Officer and Chief Operating Officer and a member of the Board of Directors of SatCon. Mr. Turmelle was also on the Board of Directors of Beacon Power, a SatCon spin-off company dealing in flywheel energy storage. Mr. Turmelle has a BA in Economics from Amherst College and is a graduate of General Electric’s Financial Management Program. Mr. Turmelle brings to our Board years of public company executive experience as well as extensive experience in finance and operations and in the field of electrical technology.

Family Relationships

Mr. Turmelle does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Turmelle reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

On December 30, 2021, the Company entered into a Director Agreement with Mr. Turmelle (the “Turmelle Director Agreement”). Pursuant to the Turmelle Director Agreement, effective, January 3, 2021, Mr. Turmelle shall serve as a member of the Board and will receive $20,000 annually in addition to 100,000 options annually, vesting quarterly at the stock price on the date of grant.

COO and CTO Appointment

On December 30, 2021, the Board appointed Mr. William McGann to serve as the Company’s Chief Operating Officer and Chief Technology Officer, effective January 3, 2022 (the “Effective Date”).

William McGann, 63, COO and CTO

Mr. McGann has served as a member of the Board since September 22, 2021. Mr. McGann has served as the Chief Technology Officer for the Security, Detection and Automation business at Leidos Corporation from May 2020, through December 30, 2021. Central to his role is the creation of innovative customer solutions driven by a strong portfolio of physics, chemistry, and software-based products. Mr. McGann has a strong, directed passion for transforming credible science into practical technology solutions in solving some of the world’s greatest challenges. Prior to joining Leidos, Mr. McGann held numerous business and technology leadership positions and roles including: (a) Founder of the first explosives trace detection company, Ion Track Instruments, (b) Chief Technology Officer for GE Security, (c) VP of Engineering for United Technologies Fire and Security business, (d) CEO and board member of Implant Sciences Corp., and (e) Chief Technology Officer at L3Harris Aviation Security and Detection business. Mr. McGann holds a Ph.D. in Chemical Physics from the University of Connecticut and undergraduate degrees in Chemistry and Biology.

The Board believes that Mr. McGann’s experience in security and technology makes him ideally qualified to help lead the Company towards continued growth and success as the Company continues to develop and commercialize its offerings and expand its business plan.

On the Effective Date, the Company entered into that certain employment agreement (the “McGann Employment Agreement”) with Mr. McGann, whereby Mr. McGann assumed the role of Chief Operating Officer and Chief Technology Officer of the Company. The McGann Employment Agreement is for an indefinite term and may be terminated with or without cause.

Pursuant to the McGann Employment Agreement, Mr. McGann will receive an annual base salary of $400,000 (the “Base Salary”). Mr. McGann shall be eligible to earn an annual cash bonus in an amount of up to thirty seven and one half percent (37.5%) of Base Salary, subject to achieving certain performance milestones that are to be established and approved by the Board. Pursuant to the McGann Employment Agreement, Mr. McGann was granted a stock option to purchase up to 535,000 shares of the Company’s common stock (the “McGann Stock Options”). The McGann Stock Options shall vest as follows (i) 178,333 options shall vest immediately upon grant (ii) 178,333 options shall vest on the 12-month anniversary of the date of grant (iii), 178,334 options shall vest on the 24-month anniversary of the date of grant. Upon termination of Mr. McGann without cause, the Company shall pay or provide to Mr. McGann severance pay equal to his then current monthly base salary for twelve (12) months from the date of termination. As a full-time employee of the Company, Mr. McGann will be eligible to participate in all of the Company’s benefit programs.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the McGann Employment Agreement, and such descriptions is qualified in its entirety by reference to the full text of the McGann Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Form Director Agreement (incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2021)
10.2	Employment Agreement, dated January 3, 2022, by and between Quantum Computing, Inc. and William McGann
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM COMPUTING INC.

Date: January 3, 2022	By:	/s/ Robert Liscouski
Robert Liscouski
President, Chief Executive Officer

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